UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2007

Middle Kingdom Alliance Corp.

(Exact name of registrant as specified in its charter)

Delaware	000 - 1360244	20-4293876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Sandy Springs Circle, Suite 223

Atlanta, GA 30328

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 843-8585

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Middle Kingdom Alliance Corp. (the “Company”) has been informed by I-Bankers Securities, Incorporated., the Managing Underwriter of the Company’s initial public offering which was consummated on December 19, 2006, that holders of the Company’s Series A and Series B Units may elect to separately trade the Common Stock, Class B Common Stock, Class A Warrants, and Class B Warrants included in such units, commencing on March 13, 2007. The Common Stock, Class B Common Stock, Class A Warrants and Class B Warrants commenced being quoted on the Pink Sheets on March 13, 2007, and on the OTC Bulletin Board on March 14, 2007, under the following symbols:

Common Stock	MKGD
Class B Common Stock	MKGBB
Class A Warrants	MKGDW
Class B Warrants	MKGBW

The Company’s Series A Units and Series B Units will continue to be quoted under the symbols MKGDU and MKGBU, respectively.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit 99.1	Press release dated March 13, 2007

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLE KINGDOM ALLIANCE CORP.

Date: March 15, 2007	By:	/s/ David A. Rapaport
	Name:	David A. Rapaport
	Title:	Secretary & General Counsel